UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective as of December 13, 2011, Daniel B. Brown was appointed as a Class A Director of First Community Financial Corporation (the “Company”) to serve for a term expiring at the 2013 Annual Meeting of Shareholders and until his successor has been elected. In connection with such appointment, Mr. Brown also was appointed as a Director of the Company’s wholly-owned subsidiary, The First National Bank of Mifflintown (the “Bank”).

There is no arrangement or understanding between Mr. Brown and the Company or any other person pursuant to which Mr. Brown was selected as a Director, and Mr. Brown has not entered into any material plan, contract or arrangement with the Company or the Bank in connection with his selection as a Director.

Amendment to Director Revenue Neutral Retirement Agreements

On December 13, 2011, the Bank entered into an amendment (“Amendment”) to the Director Revenue Neutral Retirement Agreements (“Agreements”) previously entered into with each of the Bank’s Directors, including Jody Graybill, President and Chief Executive Officer of the Company and the Bank.

Pursuant to the Agreement between the Bank and each of the participating Directors, the Bank agreed to pay certain benefits to such Director upon his death, normal retirement after age seventy-two (72) with ten (10) years of service, or his separation from service (as defined in the Agreement) following the occurrence of a change in control of the Bank.

Pursuant to the Amendment, the amount of the normal retirement benefit is now equal to the greater of (i) thirty percent (30%) of the final three (3) calendar year average annual board of director fees and (ii) the Director’s highest projected annual benefit amount under the Agreement (prior to the Amendment), determined as of October 31, 2011 and is payable in the event of a separation from service following the normal retirement date or a separation from service within twenty-four (24) months following a change in control of the Bank. Such amounts are payable either in thirteen (13) equal annual installments or annually for the lifetime of the Director, whichever is greater. For Mr. Graybill, the highest projected annual benefit was determined to be $13,210.00, and is reflected as such in the Amendment.

The Amendment adds a new benefit in the event of a disability, and provides that if a Director becomes disabled (as defined in the Amendment) prior to a separation from service or the normal retirement date, the Bank shall pay the Director thirty percent (30%) of the final three (3) calendar year average annual board of director fees in thirteen (13) equal annual installments.

The Amendment also modifies the benefit payable in the event of death, and provides that in such event the Bank shall pay to the Director’s beneficiary a benefit equal to the accrued liability balance as of the month ending immediately prior to the Director’s death. Such benefit is payable in a lump sum within sixty (60) days following the Director’s death.

The above summary of the First Amendment to the Director Revenue Neutral Retirement Agreement between the Bank and Mr. Graybill is qualified in its entirety by reference to the full text of the Amendment, attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to The First National Bank of Mifflintown Amended and Restated Director Revenue Neutral Retirement Agreement with Jody Graybill dated December 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION
(Registrant)

Dated: December 16, 2011	/s/ Jody D. Graybill
Jody D. Graybill President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to The First National Bank of Mifflintown Amended and Restated Director Revenue Neutral Retirement Agreement with Jody Graybill dated December 13, 2011